Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Amendment No.1 to the Registration Statement (No. 333-224804) on Form S-1 of USA Technologies, Inc. of our reports dated August 22, 2017, relating to the consolidated financial statements, the financial statement schedule and the effectiveness of internal control over financial reporting of USA Technologies, Inc., appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the heading “Experts” in such Prospectus.

/s/ RSM US LLP
Blue Bell, PA
May 21, 2018